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                BERKSHIRE BANK NAMES VETERAN COMMERCIAL BANKER AS
                      PIONEER VALLEY REGIONAL PRESIDENT AND
                        ESTABLISHES REGIONAL HEADQUARTERS

           MICHAEL J. OLEKSAK NAMED PRESIDENT - PIONEER VALLEY REGION


PITTSFIELD, MA, February 13, 2006 - Berkshire Hills Bancorp, Inc. (the "Company") (NASDAQ: BHLB), the holding company for Berkshire Bank (the "Bank"), today announced that veteran area commercial banker, Michael J. Oleksak, has been named as its Regional President for the Pioneer Valley and that it has established a separate business unit for the region headquartered at 31 Court Street, Westfield, Massachusetts, with local management and commercial lending decisions.

Mr. Oleksak has been a banker for more than 25 years. He began his career as a teller in 1981 at Westfield Savings Bank and then served in various capacities at MultiBank National, Vanguard, and Shawmut-Baybank-Fleet banks. He most recently served as Senior Vice President and Co-Regional Executive of TD Banknorth in Springfield, where he managed the commercial real estate department for Western Massachusetts. Mr. Oleksak received an M.B.A. in finance from Western New England College and a B.S. in business administration and accounting from Bryant College.

Commenting on this appointment, Michael P. Daly, President and Chief Executive Officer of the Company and the Bank stated, "Mike Oleksak is a well-respected seasoned and sophisticated banker. In adding such a high-caliber individual to our senior management team as Regional President, and establishing a separate business unit with its regional headquarters at the former main office of Woronoco Savings Bank, we are demonstrating our commitment to the communities in the Pioneer Valley. Mike is supervising a great group of commercial and residential lenders and their staffs, and branch personnel. Under his leadership, we intend to continue to be an important and reliable member of the communities we serve, offering a full array of financial products and services to individuals, families and businesses."

Like Berkshire Bank, Mr. Oleksak has a track record of community involvement. In addition to coaching a variety of youth sports, he serves on committees for the Omar Pace Award and the Heart Association. He also serves as treasurer for both the Service League of Western Massachusetts and the Michael T. Downey Fields at Forest Park.

BACKGROUND

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts, with branch offices serving communities throughout Western Massachusetts and Northeastern New York. The Bank is committed to continuing to operate as an independent

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super community bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers.

FORWARD-LOOKING STATEMENTS

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; the quality or composition of the loan and investment portfolios; and the achievement of anticipated future earnings benefits from recent acquisitions. Additionally, other risks and uncertainties may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements.


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CONTACT:     Berkshire Hills Bancorp, Inc.
             Michael P. Daly
             President and Chief Executive Officer
             413-236-3194
             mdaly@berkshirebank.com
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